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                 SECURITIES AND EXCHANGE COMMISSION
                       WASHINGTON, DC 20549

                        FILE NO. 333-68293

                  FORM SB-1 REGISTRATION STATEMENT
                  UNDER THE SECURITIES ACT OF 1933

                  POST-EFFECTIVE AMENDMENT NO. 1


                   Horizon Bancorporation, Inc.
--------------------------------------------------------------
         (Name of Small Business Issuer in Its Charter)

Florida           6711               65-0840565
(State of         (Primary Standard  (I.R.S. Employer
Jurisdiction of   Industrial         Identification
Incorporation or  Classification     No.)
Organization)     Code Number)

                Suite C, 3005-26th Street West.
                    Bradenton, Florida 34205
                         (941) 753-2265
--------------------------------------------------------------
 (Address and Telephone Number of Principal Executive Offices)

Charles S. Conoley          with a copy to:
Suite C, 3005-26th Street           Daniel D. Dinur,
West                                Esq.
Bradenton, Florida 34205            One Lakeside
(941) 753-2265                      Commons
                                    990 Hammond Drive
                                    Suite 760
                                    Atlanta, GA  30328
                                    (770) 395-3170
--------------------------------------------------------------
   (Name, Address and Telephone Number of Agent for Service)


               DEREGISTRATION OF UNSOLD SHARES



1,120,000 shares of common stock, $.01 par value, of Horizon Bancorporation, Inc. and 240,000 units, each consisting of one share of common stock and one warrant to purchase one share of commons stock, previously registered for sale to the public are hereby withdrawn from registration under this Registration Statement.

                                 SIGNATURES
                                 ----------
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing a Form SB-1 and has authorized this Post-effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, in the City of Bradenton, State of Florida, on February 3, 1999.

HORIZON BANCORPORATION, INC.

By:
    ---------------------------------------------------------
    Charles S. Conoley, President and Chief Executive Officer

     Under the requirements of the Securities Act of 1933, this Post-effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the date indicated:

Signature                     Title                    Date

                              President and Chief    2/3/99
Charles S. Conoley            Executive, Financial
                              and Accounting
                              Officer/Director

                              Director, Chairman of  2/3/99
Clarence R. Urban             the Board of Directors

                              Director               2/3/99
Thomas C. Bennett, Jr.

                              Director               2/3/99
Michael Shannon Glasgow

                              Director               2/3/99
C. Donald Miller, Jr.

                              Director               2/3/99
Stephen C. Mullen

                              Director               2/3/99
David K. Scherer

                              Director               2/3/99
Bruce E. Shackelford

                              Director               2/3/99
MaryAnn P. Turner